UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
April 9, 2006

United Online, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of principal executive offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 9, 2006, United Online, Inc. (“United Online”) entered into a Stock Purchase Agreement (the “Agreement”) with UAL Corporation (“Seller”) to purchase all of the outstanding shares of stock of MyPoints.com, Inc. (“MyPoints”), a wholly-owned subsidiary of Seller, for approximately $56,000,000 in cash.  The acquisition was subject to customary closing conditions, and the closing of the transactions contemplated by the Agreement occurred on April 10, 2006.

Pursuant to the Agreement, the parties have agreed to elect, under Internal Revenue Code Section 338(h)(10), to treat United Online’s acquisition of the MyPoints stock as an acquisition of assets for tax purposes.  Such election will result in the purchase price being deductible for income tax purposes over a maximum period of 15 years.

The description of the Agreement set forth above is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.  A copy of United Online’s press release, dated April 10, 2006, which announced the Agreement and the acquisition of MyPoints is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 10, 2006, United Online acquired all the outstanding shares of stock of MyPoints pursuant to the Agreement which is described in Item 1.01 above and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of April 9, 2006, by and between United Online, Inc. and UAL Corporation.

99.1	Press release dated April 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 13, 2006	UNITED ONLINE, INC.

/s/ Charles S. Hilliard
Charles S. Hilliard
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of April 9, 2006, by and between United Online, Inc. and UAL Corporation.

99.1	Press release dated April 10, 2006.